                                 EXHIBIT 10.5b

                        DEFERRED COMPENSATION AGREEMENT


         THIS AGREEMENT is made this 27 day of December, 1996, by and between Suburban Bank of Maryland, a Maryland corporation (the "Company") and William
R. Johnson (the "Employee").

                                  WITNESSETH:

         WHEREAS, the Company wishes to promote in its employees increased efficiency in their work and the strongest interest in the successful operation of the Company, and to provide the its employees with benefits upon their retirement, death or other termination of employment; and

         WHEREAS, in order to achieve these goals the Company is entering into this Agreement with the Employee and is entering into similar agreements with other executive employees of the Company;

         NOW THEREFORE, it is agreed as follows:

         1.      Definitions:

                 A. Administrative Committee - "Administrative Committee" shall mean the committee appointed pursuant to Section 4.

                 B. Age. - "Age" shall mean the Employee's age as of his last birth date.

                 C. Benefit Schedule - "Benefit Schedule" shall mean the separate schedule setting forth the Employee's benefits under this Agreement.

                 D. Compensation - "Compensation" shall mean all cash remuneration due the Employee.

                 E. Normal Benefit - "Normal benefit" shall mean the entire remaining principal and interest balance of the Trust, payable in the installments described in Section 3.1, below.

                 F. Retirement Date - "Retirement Date" shall mean the earlier of (i), the Employee's attaining the age of SIXTY-FIVE (65) years, or (ii), the Employee's death prior to attaining such age.

                 G. Termination of Employment - "Termination of Employment" shall mean the Employee's ceasing to be employed by the Company of any reason whatsoever, voluntary or involuntary, including by reason of death or disability. A leave of absence granted by the Administrative Committee in accordance with uniform rules applied in a non-discriminatory manner shall not constitute Termination of Employment.

                 H. Trust - The "Trust" shall mean the Trust under Deferred Compensation Agreement of even date herewith.

                 J. Trustee - The "Trustee" shall mean the Trustee provided of the Trust as therein.

2.       Participant Compensation Deferral.

2.1      Deferral and Reduction of Compensation.

                          a.      Funding.  The Employee shall be entitled to
the funding of deferred compensation as provided in Paragraph 4 (i) (1) of the Employee's Employment Agreement of even date herewith.

                          b.  Manner of Funding.  The Employee's compensation
deferral shall be automatic, not requiring any further act by the Employee.

2.3 Maximum Deferrals. The Employee does hereby elect to defer under the Agreement all of that Deferred Compensation described in paragraph 4 (i) of the Employee's Employment Agreement of even date herewith.

3.       Payment of Benefits.

3.1 Benefits Upon Retirement. Upon the Retirement Date, the Company shall cause the Trustee to pay to him the Normal Benefit in 120 monthly installments commencing on the first day of the month coincident with or next following the Employee's Termination of Employment and continuing on the first day of each month thereafter for 119 months.

3.2      Benefits upon Termination of  Employment.  N/A

3.3 Survivorship Benefits. In the event of the Employee's death, the Company shall cause the Trustee to begin to pay the monthly normal benefit payments (or the then remaining unpaid payments) to his beneficiary; in the installments provided in Paragraph 3.1, above.

3.4 Recipients of Payments: Designation of Beneficiary. The Employee shall designate a beneficiary by filing a written notice of such designation with the Administrative Committee in such form as the Administrative Committee may prescribe. The Employee may revoke or modify said designation at any time by a further written designation. The Employee's beneficiary designation shall be deemed automatically revoked int the event of the death of the beneficiary or, if the beneficiary is the Employee's spouse, in the event of dissolution of marriage. If the Employee's Compensation constitutes community property, then any beneficiary designation made by the Employee other than a designation of his spouse shall not be effective if any such beneficiary or beneficiaries are to receive more than fifty percent (50%) of the aggregate benefits payable hereunder unless such spouse shall approve such designation in writing. If no designation shall be in effect at the time when any benefits payable under this Agreement shall become due, the beneficiary shall be the spouse of the Employee, or if no spouse is them living, the Employee's children and their issue by right of representation or, if none, the legal representatives of the Employee's estate.

         In the event a benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent or person. The Administrative Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Administrative Committee and the Company from all liability with respect to such benefit.

4. Administration and Interpretation of this Agreement. The Board of Directors of The Company shall appoint an Administrative Committee consisting of THREE (3) or more persons to administer and interpret this Agreement. Interpretation by the Administrative Committee shall be final and binding upon the Employee subject to the Employee's right to seek review thereof as provided in Paragraph 6 below. The Administrative Committee may adopt rules and regulations relating to and consistent with the terms of this Agreement as it may deem necessary or advisable for the administration of this Agreement.

5.       Claims Procedure.        If the Employee or the Employee's beneficiary
(hereinafter referred to as a "Claimant") is denied all or a portion of an expected benefit under this Agreement for any reason, he or she may file a claim with the Administrative Committee. The Administrative Committee shall notify the Claimant within sixty (60) days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrative Committee prior to the end of the sixty (60) -day period stating that special circumstances require an extension of the time for decision. The notice of the Administrative Committee's decision shall be in writing, sent by mail to Claimant's last known address, and, if a denial of the claim, must contain the following information:

                 a.       The specific reason for the denial;

                 b. Specific reference to pertinent provisions of this Agreement on which the denial is based; and

                 c. If applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

6.       Review Procedure.

                 a. A Claimant is entitled to request a review of any denial of his claim or a review of any

                 Administrative Committee interpretation or Administration of this Agreement by the Administrative Committee. The request for review must be submitted in writing within sixty (60) days of mailing of notice of the denial of any claim or notice of any such act of interpretation or administration. Absent a request for review within the sixty (60) -day period, the claim will be deemed to be conclusively denied. The Claimant or his representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.


                 b. The review shall be conducted by the Administrative Committee, which shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Administrative Committee may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant. The Claimant shall receive written notice of the Administrative Committee's review decision, together with specific reasons for the decision and reference to the pertinent provisions of this Agreement.

                 c. The Claimant may further appeal any decision of the Administrative Committee by arbitration before the American Arbitration Association notice of election to arbitrate to be filed by the Claimant within Thirty (30) days of Claimant's receipt of such decision.

7. Life Insurance and Funding. The Company in its discretion may apply for and procure as owner and for its own benefit insurance on the life of the Employee in such amounts and in such forms as the Company may choose. The Employee shall have no interest whatsoever in any such policy or policies, but at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

         The rights of the Employee, or his beneficiary, or estate, to benefits under this Agreement shall be solely those of an unsecured creditor of the Company. Any insurance policy or other assets acquired by or held by the Company in connection with the liabilities assumed by it pursuant to this Agreement shall not be deemed to be held under any trust for the benefit of the Employee, his beneficiary, or his estate, or to be security for the performance of the obligations of the Company but shall be, and remain, a general, unpledged, and unrestricted asset of the Company.

8. Assignment of Benefits. Neither the Employee nor any beneficiary under this Agreement shall have any right to assign the right to receive any benefits hereunder, and in the event of any attempted assignment or transfer, the Company shall have no further liability hereunder.

9.       Miscellaneous.

                 a. Employment Not Guaranteed. Neither this Agreement nor any action taken hereunder shall be construed as giving the Employee the right to be retained as an employee of the Company for any period.

                 b. Taxes. The Company shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

                 c. Amendment and Termination. The Board of Directors of the Company together with the Employee (or his surviving beneficiary) may, at any time, amend or terminate this Agreement.

                 d. Tax Consequences. The Employee has been advised by the Company to consult the Employee's own tax advisor concerning the income and estate tax consequences of deferring Compensation and receiving benefits under this Agreement, and the Company makes no representations or warranties in that respect.

                 e. Construction. The Plan shall be construed according to the laws of the State of Maryland.

                 f. Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by the Employee to the Administrative Committee shall be made in writing and in such form as the Administrative Committee shall prescribe. Such communication shall be effective upon mailing, if sent by first class mail, postage pre-paid, and addressed to the Company's offices at 7505 Greenway Center Drive, P.O. Box 298, Greenbelt, Maryland 20768-0298.

                 g. Captions. The captions at the head of a section or a paragraph of this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Plan.

                 h. Severability. The invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall continue in full force and effect.

                 i. Binding Agreement. The provisions of this Agreement shall be binding upon the Employee and the Company and their successors, assigns, heirs, executors and beneficiaries.

                 j. Costs. All costs of administration under this Agreement shall be borne by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ATTEST:                                           SUBURBAN BANK OF MARYLAND

         /s/                                             /s/
Susan J. Hansen                           Winfield M. Kelly, Jr.
-----------------------------             --------------------------------------
SECRETARY                                 ITS CHAIRMAN

WITNESS:

         /s/                                             /s/
Stephen C. Hosea                          William R. Johnson
-----------------------------             --------------------------------------
                                          WILLIAM R. JOHNSON